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                                                                   EXHIBIT 99.24
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PROXY CARD

                     INTEGRATED MEASUREMENT SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of Integrated Measurement Systems, Inc., an Oregon corporation (the ``Company''), hereby appoints Keith L. Barnes and Fred Hall or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders (the ``Special Meeting'') to the held at 10:00 a.m. on , 2001 at the Courtyard by Marriott, 8500 S. W. Nimbus Avenue, Beaverton, Oregon 97008 and any adjournment or postponements thereof upon the following matters.

1. To approve the Agreement and Plan of Merger and Reorganization dated as of May 16, 2001, as amended, by and among Credence Systems Corporation, Iguana Acquisition Corporation and Integrated Measurement Systems, Inc.


         [_] FOR               [_] AGAINST              [_] ABSTAIN


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
                                                     ---
PROPOSAL 1.

Please check the box if you plan to attend the Special Meeting. [_]

2. Upon such other matters as may properly come before, or incident to the conduct of the Special Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.
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                             (Continued from front)

PROXY CARD

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED ``FOR'' APPROVAL OF PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Proxy Statement/Prospectus dated , 2001 and hereby revokes any proxy or proxies previously given.


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                                              Typed or Printed name(s)

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                                                Authorized Signature

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                                          Title or authority, if applicable

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                                                        Date

                                  Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

 If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

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